SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 27, 1996



                                TEREX CORPORATION

               (Exact Name of Registrant as Specified in Charter)


         Delaware                       1-10702                 34-1531521

(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)



           500 Post Road East, Suite 320, Westport, Connecticut 06880

            (Address of Principal Executive Offices)          (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170




          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         On November 27, 1996, Terex Corporation ("Terex" or the "Company") and certain of its subsidiaries completed the sale of the Company's worldwide material handling business ("CMHC") for $139.5 million in cash (subject to certain adjustments) to CLARK Material Handling Company (formerly known as CMHC Acquisition Corporation), a company formed by Citicorp Venture Capital Ltd. and certain members of CMHC's management. The Agreement of Sale is filed as an exhibit to this report. CMHC is a leading North American and European designer, manufacturer and marketer of a complete line of lift trucks, electric walkies and related components and replacement parts under the Clark trademark. CMHC is headquartered in Lexington, Kentucky and its manufacturing facilities are located in Lexington, Kentucky and Mulheim-Ruhr, Germany.

Item 5.  Other Events.

         On November 27, 1996, the Company commenced an offer to purchase (the "Offer") up to $100 million principal amount of its 13.25% Senior Secured Notes due 2002 (the "Notes"). The Offer, which is at par plus accrued interest, will remain open until December 27, 1996. Holders of the Notes are not required to tender the Notes for purchase, and the amount of Notes, if any, that will ultimately be tendered under the Offer cannot currently be estimated. To the extent that Noteholders do not tender the Notes under the Offer, any portion of the $100 million of cash from the sale of CMHC which is not used to purchase the Notes pursuant to the Offer will be available for use by the Company to improve its capital structure and for other general corporate purposes.

Item 7.  Financial Statements and Exhibits.

     a)   Financial Statements of Businesses Acquired

          Not Applicable

     b)   Pro Forma Financial Information...................................F-1

          --   Unaudited Pro Forma Condensed Consolidated
               Statement of Operations of Terex Corporation
               and Subsidiaries for the year ended December 31, 1995........F-2

          --   Unaudited Pro Forma Condensed Consolidated
               Statement of Operations of Terex Corporation
               and Subsidiaries for the nine months ended
               September 30, 1996...........................................F-3

          --   Unaudited Pro Forma Condensed Consolidated
               Balance Sheet of Terex Corporation and Subsidiaries
               as of September 30, 1996.....................................F-4

          --   Notes to Unaudited Pro Forma Financial Information...........F-5

     c)   Exhibits

          10.1 Stock and Asset Purchase and Sale Agreement, dated as of November 9, 1996, among Terex Corporation, CMH Acquisition Corp., CMH Acquisition International Corp., Clark Material Handling International, Inc. and Clark Material Handling Company, as Sellers, and CMHC Acquisition Corporation (now known as CLARK Material Handling Company), as Buyer.

          10.2 Service Agreement, dated as of November 27, 1996 between Terex Corporation and CLARK Material Handling Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 1996

                                     TEREX CORPORATION


                                     By: /s/ Joseph F. Apuzzo
                                         Joseph F. Apuzzo
                                         Vice President Finance and Controller
                                         (Principal Accounting Officer)

                                TEREX CORPORATION

                         PRO FORMA FINANCIAL INFORMATION

                             DISCONTINUED OPERATIONS


The following unaudited pro forma condensed consolidated financial information of the Company gives effect to the sale of CMHC on November 27, 1996 as described in Item 2 of this Form 8-K. The pro forma information is based on the historical statements of operations of the Company for the year ended December 31, 1995 and the nine months ended September 30, 1996 as if CMHC had been sold at the beginning of each period presented giving effect to the adjustments as reflected in the accompanying notes. Additionally, the pro forma balance sheet of the Company is based on the historical balance sheet as of September 30, 1996 as if CMHC had been sold as of September 30, 1996, giving effect to the adjustments as reflected in the accompanying notes.

The unaudited pro forma consolidated financial information is not necessarily indicative of what the actual results of operations of the Company would have been for the period indicated, nor does it purport to represent the results of operations for future periods.

                       TEREX CORPORATION AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1995

                     (in millions except per share amounts)


                                        Terex
                                     Corporation      Pro Forma
                                         and         Disposition
                                     Subsidiaries    Adjustments   Pro Forma
NET SALES ........................... $  501.4         $ --        $  501.4
COST OF GOODS SOLD ..................    431.0           --           431.0
Gross Profit ........................     70.4           --            70.4
ENGINEERING, SELLING AND
ADMINISTRATIVE EXPENSES .............     57.6           --            57.6
Income (loss) from operations .......     12.8           --            12.8
OTHER INCOME (EXPENSE)
Interest income .....................      0.7           --             0.7
Interest expense ....................    (38.7)          5.5 2.a)     (33.2)
Amortization of debt issuance costs .     (2.3)          --            (2.3)
Gain on sale of Fruehauf stock ......      1.0           --             1.0
Other income (expense) - net ........     (5.6)          --            (5.6)
LOSS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND
EXTRAORDINARY ITEMS .................    (32.1)          5.5          (26.6)
PROVISION FOR INCOME TAXES ..........      --            --             --
LOSS FROM CONTINUING OPERATIONS
BEFORE EXTRAORDINARY ITEMS
AND PREFERRED STOCK ACCRETION ....... $  (32.1)        $ 5.5       $  (26.6)

LOSS PER COMMON AND COMMON
EQUIVALENT SHARE .................... $  (3.09)                    $  (2.56)

AVERAGE NUMBER OF COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING
USED IN PER SHARE CALCULATION .......     10.4                         10.4




   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      Nine Months Ended September 30, 1996

                     (in millions except per share amounts)

                                        Terex
                                     Corporation      Pro Forma
                                         and         Disposition
                                     Subsidiaries    Adjustments    Pro Forma
NET SALES ..........................   $   521.7       $ --        $    521.7
COST OF GOODS SOLD .................       447.6         --             447.6
  Gross Profit .....................        74.1         --              74.1
ENGINEERING, SELLING AND
 ADMINISTRATIVE EXPENSES ...........        47.3         --              47.3
  Income (loss) from operations ....        26.8         --              26.8
OTHER INCOME (EXPENSE)
  Interest income ..................         0.6         --               0.6
  Interest expense .................       (34.6)        5.3  2.a)      (29.3)
  Other income (expense) - net .....        (0.6)        --              (0.6)
  INCOME (LOSS) FROM CONTINUING
   OPERATIONS BEFORE
   INCOME TAXES ....................        (7.8)        5.3             (2.5)
PROVISION FOR INCOME TAXES .........         --          --               --
  INCOME (LOSS) FROM CONTINUING
   OPERATIONS BEFORE
   PREFERRED STOCK ACCRETION .......   $    (7.8)      $ 5.3       $     (2.5)

    LOSS PER COMMON AND COMMON
     EQUIVALENT SHARE ..............   $   (0.60)                  $    (0.19)

AVERAGE NUMBER OF COMMON AND
  COMMON EQUIVALENT SHARES
  OUTSTANDING USED IN
  PER SHARE CALCULATION ............        13.0                         13.0




   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET

                               September 30, 1996

                                  (in millions)
                                        Terex
                                     Corporation      Pro Forma
                                         and         Disposition
                                     Subsidiaries    Adjustments    Pro Forma
ASSETS
Current assets
  Cash and cash equivalents .......... $    9.0      $  68.2 3.c)   $   77.2
  Cash securing letters of credit ....      1.5          --              1.5
  Trade receivables
   (less allowance of $5.9) ..........    118.0          --            118.0
  Net inventories ....................    179.5          --            179.5
  Other current assets - net .........     14.1          --             14.1
    Total current assets .............    322.1         68.2           390.3
Long-term assets
  Property, plant and
   equipment - net ...................     35.3          --             35.3
  Goodwill - net .....................     57.8          --             57.8
  Other assets - net .................     19.1          --             19.1
  Net assets of discontinued
   operations ........................     47.4        (47.4) 3.d)       --

Total assets ......................... $  481.7      $  20.8        $  502.5

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Notes payable ...................... $    5.5      $   --         $    5.5
  Current portion of long-term debt
   and capital lease obligations......     10.5          --             10.5
  Trade accounts payable .............    101.6          --            101.6
  Accrued warranties and
   product liability .................     20.7          --             20.7
  Other current liabilities ..........     59.5          --             59.5
    Total current liabilities ........    197.8          --            197.8
Long-term liabilities
  Long-term debt and capital lease
   obligations less current portion ..    320.1        (64.2) 3.b)     255.9
  Other long-term liabilities ........     18.7          --             18.7
Minority interest, including
 redeemable preferred stock of a
 subsidiary (liquidation
 preference $21.5, subject to
 adjustment) .........................      9.6          --              9.6
Redeemable convertible
 preferred stock (liquidation
 preference $44.4)....................     29.6          --             29.6
Commitments and contingencies
Stockholders' deficit
  Warrants to purchase common stock ..      3.2          --              3.2
  Common stock, $.01 par value
   - authorized 30.0 shares;
   issued and outstanding 13.2 .......      0.1          --              0.1
  Additional paid-in capital .........     55.6          --             55.6
  Accumulated deficit ................   (150.5)        85.0 3.a)      (65.5)
  Pension liability adjustment .......     (2.7)         --             (2.7)
  Unrealized holding gain on
   equity securities .................      0.1          --              0.1
  Cumulative translation adjustment ..      0.1          --              0.1
    Total stockholders' deficit ......    (94.1)        85.0            (9.1)

Total liabilities and
 stockholders' deficit ............... $  481.7      $  20.8        $  502.5




   The accompanying notes are an integral part of these financial statements.

                                TEREX CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

              (dollar amounts in millions, unless otherwise noted)

1) The unaudited pro forma condensed consolidated financial information is presented for the year ended December 31, 1995 and the nine months ended September 30, 1996 as if CMHC had been sold at the beginning of each period presented giving effect to the adjustments as reflected below. Additionally, the pro forma balance sheet of the Company is based on the historical balance sheet as of September 30, 1996 as if CMHC had been sold as of September 30, 1996, giving effect to the adjustments as reflected below.

2)  The pro forma statement of operations adjustments are summarized as follows:

     a) Pro forma adjustments to "Interest expense" ($5.5 and $5.3 for 1995 and the nine months ended September 30, 1996, respectively) represent the interest on the working capital facility which would not have been incurred assuming that the proceeds from the sale of CMHC had been received at the start of the period and that the working capital facility was not used during the periods presented. In accordance with generally accepted accounting principles governing the preparation of pro forma financial information, no interest income related to the pro forma cash balance of $68.2 (see note 3.c) below) has been assumed. Additionally, the pro forma statement of operations excludes the estimated net gain on the disposal of CMHC ($85.0).

3)  The pro forma adjustments to the balance sheet are summarized as follows:

     a) "Accumulated deficit" was reduced to reflect the estimated net gain on the disposal of CMHC ($85.0) calculated as the proceeds ($139.5) less the estimated transaction fees and taxes ($7.1) less the value of the net assets of discontinued operations ($47.4).

     b) "Long-term debt and capital lease obligations less current portion" was reduced by $64.2 to reflect the repayment of the September 30, 1996 balance of the working capital facility from the net proceeds from the sale of CMHC. No pro forma reduction in the principal amount of the Notes was assumed because it is not currently possible to estimate holder response to the Company's offer to purchase the Notes. See Item 5 of this Form 8-K.

     c) "Cash and cash equivalents" was increased by $68.2 to reflect the cash remaining from the sales proceeds ($139.5) less the estimated transaction fees and taxes ($7.1) and the repayment of the working capital facility balance ($64.2), but without taking into account any cash used to purchase the Notes pursuant to the Offer.

     d) "Net assets of discontinued operations" was reduced to zero to reflect the sale of CMHC.